SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D. C. 20549




                                  FORM 8-K




               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



    Date of Report (date of earliest event reported): December 19, 1997
                       Commission file number 1-9149



                         THE INTERLAKE CORPORATION


           (Exact name of registrant as specified in its charter)


     Delaware                                     36-3428543
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)


    550 Warrenville Road, Lisle, Illinois         60532-4387
   (Address of Principal Executive Offices)       (Zip Code)

                              (630)   852-8800
            (Registrant's telephone number, including area code)



Item 2 - Acquisition or Disposition of Assets

As used herein, the term "Company" means The Interlake Corporation and its subsidiaries. The terms "Interlake" and "Registrant" mean The Interlake Corporation, the parent company.

On December 19, 1997, the Company sold its European and Asia-Pacific Handling businesses to Extondew Limited and Extonbrook Limited. Extondew and Extonbrook are English companies organized by Apax Partners & Co. Ventures Limited, a U.K. based private equity company. The sale was structured as a sale of all of the shares of Dexion Group Ltd., which was the holding company for the European business, and all of the shares of Dexion (Australia) Pty Ltd., Dexion, Inc., and Dexion (North Asia) Ltd., the three entities holding the Asia-Pacific business. The aggregate purchase price for the shares of the four purchased companies was $69.4 million. In addition, the disposed of entities had outstanding indebtedness (net of cash) of $30.3 million as of the sale date, which was paid or assumed by the buyer. The purchase price was agreed to after arms-length negotiations, and is believed to be based upon a multiple of earnings. The transaction was approved by the Company's board of directors.

Interlake remains in the Handling business through Interlake Material Handling, Inc., the current operations of which are concentrated in North America.


Item 7 - Financial Statements and Exhibits

(b)     Pro Forma Financial Information

The following unaudited pro forma consolidated financial statements are filed with this report:

Unaudited Pro Forma Condensed Consolidated Statement of Operations:
     Nine Months ended September 28, 1997..........................Page 3
     Year ended December 29, 1996..................................Page 4

Unaudited Pro Forma Condensed Condolidated Balance Sheet...........Page 5

This report includes unaudited pro forma condensed consolidated statements of income for the fiscal year ended December 29, 1996 and the nine months ended September 28, 1997, and an unaudited pro forma condensed consolidated balance sheet as of September 28, 1997, based on the historical financial statements of the Company and giving pro forma effect to the disposition described above as if it had occurred at the beginning of the period or as of the date presented, as applicable. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data. The pro forma information is presented for informational purposes only, and is not necessarily indicative of the results that would have been reported had the sale actually occurred on the dates specified, nor is it indicative of the Company's future results.

(c)     Exhibits

        Exhibit 2.1 Share Purchase Agreement by and among The Interlake Companies, Inc., Interlake DRC Limited, The Interlake Corporation, Extondew Limited, and Extonbrook Limited, dated as of December 19, 1997


                       THE INTERLAKE CORPORATION
   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              For the Nine Months Ended September 28, 1997
                             (000 omitted)



                                               Historical                  Pro Forma
                                           The                      Adjustment        The
                                        Interlake     Disposed         for         Interlake
                                       Corporation   Operations     Disposition   Corporation
Net Sales from Continuing Operations     $551,509     $195,905       $    537 (1)   $356,141

Cost of Product Sold                      433,218      153,247            537 (1)    280,508
Selling & Administrative Expense           74,293       35,345              -         38,948

Operating Profit                           43,998        7,313              -         36,685
Non-operating (Income) Expense               (983)        (340)             -           (643)

Earnings Before Interest and Taxes         44,981        7,653              -         37,328

Interest Expense (net)                     32,229           83         (5,205) (2)    26,941
Income from Continuing Operations
  Before Taxes, Minority Interest,
  Extraordinary Loss and
  Accounting Change                        12,752        7,570          5,205         10,387

Provision for Income Taxes                  8,011        2,928          1,433 (3)      6,516
Minority Interest in Net Income of
  Subsidiaries                              3,501            -              -          3,501

Income from Continuing Operations
  Before Extraordinary Loss and
  Accounting Change                      $  1,240     $  4,642       $  3,772       $    370

Income from Continuing Operations
  per Share                                  $.04                                       $.01

Average Shares Outstanding                 32,479                                     32,479


                       THE INTERLAKE CORPORATION
   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  For the Year Ended December 29, 1996
                             (000 omitted)



                                               Historical                  Pro Forma
                                           The                      Adjustment        The
                                        Interlake     Disposed         for         Interlake
                                       Corporation   Operations     Disposition   Corporation
Net Sales from Continuing Operations     $709,585     $258,803       $    861 (1)   $451,643

Cost of Product Sold                      546,151      200,111            861 (1)    346,901
Selling & Administrative Expense           99,739       50,097              -         49,642

Operating Profit                           63,695        8,595              -         55,100
Non-operating (Income) Expense             (2,088)        (942)             -         (1,146)

Earnings Before Interest and Taxes         65,783        9,537              -         56,246

Interest Expense (net)                     45,884          394         (6,714) (2)    38,776
Income from Continuing Operations
  Before Taxes, Minority Interest,
  Extraordinary Loss and
  Accounting Change                        19,899        9,143          6,714         17,470

Provision for Income Taxes                  8,481        3,078          1,252 (3)      6,655
Minority Interest in Net Income of
  Subsidiaries                              3,893            -              -          3,893

Income from Continuing Operations
  Before Extraordinary Loss and
  Accounting Change                      $  7,525     $  6,065       $  5,462       $  6,922

Income from Continuing Operations
  per Share                                  $.24                                       $.22

Average Shares Outstanding                 31,670                                     31,670


                       THE INTERLAKE CORPORATION
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                           SEPTEMBER 28, 1997
                             (000 omitted)



                                                          Historical                  Pro Forma
                                                      The                      Adjustment        The
                                                   Interlake     Disposed         for         Interlake
                                                  Corporation   Operations     Disposition   Corporation
Assets:

Current Assets:
  Cash and cash equivalents                         $  40,223    $      -       $  7,388 (4)   $  47,611
  Accounts receivables                                128,543      48,586              -          79,957
  Inventories                                          61,356      22,915              -          38,441
  Other current assets                                 13,250       4,058              -           9,192
                                                      243,372      75,559          7,388         175,201

Other Assets                                           44,953       2,594              -          42,359

Property, Plant & Equipment                           147,555      26,366              -         121,189

  Total Assets                                      $ 435,880    $104,519       $  7,388       $ 338,749


Liabilities and Shareholders' Equity (Deficit):

Current Liabilities:
  Accounts payable and accruals                     $ 123,251    $ 54,001       $      -       $  69,250
  Income taxes payable                                 33,953       2,792              -          31,161
  Current maturities long term debt                    10,331       6,476              -           3,855
                                                      167,535      63,269              -         104,266

Long Term Debt                                        367,631       1,248        (70,700) (4)    295,683

Other Long Term Liabilities and
Deferred Credits                                       91,223       6,624              -          84,599

Parent Company Investment                                   -      33,378         33,378 (5)           -

Convertible Exchangeable Preferred
Stock - Redeemable                                     39,155           -              -          39,155

Shareholders' Equity (Deficit)                       (229,664)          -         44,710 (6)    (184,954)

  Total Liabilities and Shareholders' Equity        $ 435,880    $104,519       $  7,388       $ 338,749



                       THE INTERLAKE CORPORATION


NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

A.  Unaudited Pro Forma Condensed Consolidated Statements of Operations

    The Unaudited Pro Forma Condensed Consolidated Statements of Operations give effect to the sale of the European and Asia-Pacific Handling businesses, which occurred on December 19, 1997, as though such sale had taken place as of the beginning of the respective periods. The Unaudited Pro Forma Condensed Consolidated Statements of Operations exclude the net effect of the gain of approximately $24.0 million on the sale. In addition, the Unaudited Pro Forma Condensed Consolidated Statements of Operations exclude Extraordinary Losses, net of applicable income tax benefits, of $.9 million that would result from the assumed pay down of $70.7 million of indebtedness.

(1) Restores eliminated sales and cost of products sold between the disposed operations and the Company's other operations.

(2) Adjusts net interest expense to reflect assumed reduction in long term debt from the proceeds of the sale.

(3) Adjusts income tax expense to reflect the tax effect of the pro forma adjustments, excluding the tax effect of the gain on the sale. In 1996 and 1997, the Company reported consolidated income tax expense that consisted primarily of current and deferred taxes on income earned in foreign and state jurisdictions and provided for additional amounts related to open federal return tax years. The pro forma adjustment to income tax expense results from the interest reduction caused by the assumed pay down of long term debt.

B.  Unaudited Pro Forma Condensed Consolidated Balance Sheet

    The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 28, 1997 gives effect to the sale of the European and Asia-Pacific Handling businesses, which occurred on December 19, 1997, as though such sale had taken place as of September 28, 1997.

(4) Assumes application of the net proceeds from the sale of the European and Asia-Pacific Handling businesses as follows (in millions):

         Selling Price                                      $ 99.7
         Expenses and Other Adjustments                       (4.0)
         Tax Expense                                         (11.3)
         Reduction in Long Term Debt                         (70.7)
         Assumption of Debt by Buyer                          (6.3)
         Net Change in Cash per Pro Forma Balance Sheet     $  7.4


(5) Reflects elimination of Parent Company investment in the disposed operations.

(6) Reflects gain on the sale of European and Asia-Pacific Handling businesses, elimination of related accumulated foreign currency translation adjustments and the change in outstanding indebtedness (net of cash) between September 28, 1997 and the date of the sale.


                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  THE INTERLAKE CORPORATION



                                   /s/ Stephen Gregory

                                  Stephen Gregory
                                  Vice President - Finance
                                   and Chief Financial  Officer

January 5, 1998